UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2013

Knight Capital Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14223	22-3689303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ		07310
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (201) 222-9400

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

On June 10, 2013, Knight Capital Group, Inc. (“Knight”) delivered a Notice of Merger Event (the “Notice”) to the holders of Knight’s 3.50% Cash Convertible Senior Subordinated Notes due 2015 (the “Notes”).  The Notice advised holders of the Notes that: (i) Knight has entered into the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2012 and amended and restated as of April 15, 2013, by and among Knight, GETCO Holding Company, LLC (“GETCO”) and certain other parties thereto (the “Merger Agreement”), pursuant to which Knight and GETCO will engage in a strategic business combination transaction (the “Transaction”) as described therein; (ii) the Transaction is expected to close on or about July 1, 2013, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement; and (iii) upon the closing of the Transaction, subject to the provisions of and in accordance with the Merger Agreement, holders of Knight Class A common stock, par value $0.01 per share, will be entitled to receive the merger consideration, as described in the Merger Agreement.  The Notice was required to be delivered under the terms of that certain Indenture, dated as of March 19, 2010, by and between Knight and The Bank of New York Mellon, as Trustee, governing the Notes.

Item 9.01.       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
2.1

Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Holdco, Inc., Knight Acquisition Corp, GETCO Acquisition LLC and GA-GTCO Acquisition, LLC (included as Exhibit 2.1 to Knight’s Current Report on Form 8-K filed April 15, 2013, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Date: June 10, 2013                                                    By:     /s/ Andrew M. Greenstein

Andrew M. Greenstein

Managing Director, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1

Amended and Restated Agreement and Plan of Merger, dated as of April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Holdco, Inc., Knight Acquisition Corp, GETCO Acquisition LLC and GA-GTCO Acquisition, LLC (included as Exhibit 2.1 to Knight’s Current Report on Form 8-K filed April 15, 2013, and incorporated herein by reference).